      As filed with the Securities and Exchange Commission on May 3, 1999
                                                            File No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                  ----------

                   BURLINGTON NORTHERN SANTA FE CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                                   41-1804964
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
   of incorporation or organization)

          2650 Lou Menk Drive                             76131-2830
           Fort Worth, Texas                              (Zip Code)
(Address of principal executive offices)



                         BURLINGTON NORTHERN SANTA FE
                           1999 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                              Jeffrey R. Moreland
                              2650 Lou Menk Drive
                         Fort Worth, Texas 76131-2830
                    (Name and Address of Agent for Service)

                                (817) 352-1350
         (Telephone Number, including area code, of Agent for Service)

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                Proposed                     Proposed
                                                                Maximum                      Maximum
 Title of Securities to be           Amount to be            Offering Price                  Aggregate               Amount of
         Registered                   Registered               Per Share*                 Offering Price*         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par                 20,000,000
value.........................           Shares                 $32.7813                    $655,626,000              $182,265
===================================================================================================================================


* Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on April 26, 1999.
================================================================================

                                    PART II


                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by Burlington Northern Santa Fe Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, and Form 10-K/A with respect thereto.

     (b) The Company's Current Report on Form 8-K (Date of earliest event reported: December 4, 1998).

     (c) The Company's Current Report on Form 8-K (Date of earliest event reported: February 8, 1999), and Form 8-K/A with respect thereto.

     (d) The description of the common stock, $.01 par value per share, of the Company (the "Common Stock") contained in the section entitled "Certain Additional Information Concerning Holdings" from the Prospectus dated January 13, 1995, included as part of the Registration Statement on Form S-4 (No. 33-57069) of the Company.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois.

Item 6.   Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (the "Delaware Statute") provides for indemnification of directors, officers, and employees in certain situations. The Delaware Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer, or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

     The By-Laws of the Company provide that the Company shall indemnify and hold harmless, to the full extent permitted by law, any person made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or served or serves as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, at the request of the Company.

     The Company has entered into agreements with each of its directors and officers, pursuant to which the Company has agreed to indemnify such directors and officers to the fullest extent permitted by applicable law.

     The Company also maintains directors' and officers' liability insurance which purports to insure the Company against certain costs of indemnification which may be incurred by the Company pursuant to the foregoing provisions, and to insure directors and officers of the Company against certain liabilities incurred by them in the discharge of their function as such officers and directors, except for liabilities resulting from their own malfeasance.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Index to Exhibits which is incorporated herein by reference.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on April 30, 1999.

                                      BURLINGTON NORTHERN SANTA FE CORPORATION


                                      By    /s/ Jeffrey R. Moreland
                                          -----------------------------------
                                          Jeffrey R. Moreland
                                          Senior Vice President-Law and Chief of
                                          Staff

                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below hereby authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments to this Registration Statement which any Authorized Officer deems necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, and to take any other action on behalf of such person which any Authorized Officer deems necessary or desirable in connection herewith. The term "Authorized Officer" as applied with respect to any action taken pursuant to this authorization means (i) any person who is the Registrant's President and Chief Executive Officer or Senior Vice President-Law and Chief of Staff at the time such action shall be taken and (ii) any other officer of the Registrant or of a wholly-owned subsidiary of the Registrant who shall be authorized by any person identified in clause (i) to act as an Authorized Officer for purposes of this paragraph.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 30th day of April, 1999.


 /s/ Robert D. Krebs                     /s/ Denis E. Springer
------------------------------------    ------------------------------------
Robert D. Krebs, Chairman, President    Denis E. Springer, Senior Vice
and Chief Executive Officer             President and Chief Financial Officer
(Principal Executive Officer) and       (Principal Financial Officer)
Director


 /s/ Thomas N. Hund
------------------------------------    ------------------------------------
Thomas N. Hund, Vice President and      Joseph F. Alibrandi, Director
Controller (Principal Accounting
Officer)


 /s/ Jack S. Blanton                     /s/ John J. Burns, Jr.
------------------------------------    ------------------------------------
Jack S. Blanton, Director               John J. Burns, Jr., Director


 /s/ George Deukmejian                   /s/ Bill M. Lindig
------------------------------------    ------------------------------------
George Deukmejian, Director             Bill M. Lindig, Director


 /s/ Vilma S. Martinez                   /s/ Roy S. Roberts
------------------------------------    ------------------------------------
Vilma S. Martinez, Director             Roy S. Roberts, Director


 /s/ Marc J. Shapiro                     /s/ Arnold R. Weber
------------------------------------    ------------------------------------
Marc J. Shapiro, Director               Arnold R. Weber, Director


 /s/ Robert H. West                      /s/ J. Steven Whisler
------------------------------------    ------------------------------------
Robert H. West, Director                J. Steven Whisler, Director


 /s/ Edward E. Whitacre, Jr.             /s/ Ronald B. Woodard
------------------------------------    ------------------------------------
Edward E. Whitacre, Jr., Director       Ronald B. Woodard, Director


 /s/ Michael B. Yanney
------------------------------------
Michael B. Yanney, Director

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number    Description of Document
------    -----------------------

5         Opinion of Mayer, Brown & Platt

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Mayer, Brown & Platt (included in its opinion filed as
          Exhibit 5 hereto)

24 Power of Attorney (included with signature page to the registration statement)